UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2014

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Public Offering Of Units

On November 20, 2014, Amedica Corporation (“Amedica” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as representative (the “Representative”) of the underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), related to a public offering (the “Offering”) of 11,441,646 units (the “Units”) at a price to the public of $1.14 per Unit for gross proceeds of approximately $13.0 million. Net proceeds to Amedica are expected to be approximately $11.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Amedica. Each Unit consists of one share of Amedica common stock, par value $0.01 per share (the “Common Stock”), and one warrant (a “Warrant”) to purchase one share of Common Stock. Amedica has also granted a 45-day option to the Underwriters to purchase up to (i) 1,716,246 additional shares of Common Stock, and/or (ii) 1,716,246 additional Warrants, solely to cover over-allotments, if any. The over-allotment option may be used to purchase shares of Common Stock, Warrants, or any combination thereof, as determined by the Underwriters, but such purchases cannot exceed an aggregate of 15% of the number of shares of Common Stock and Warrants sold in the primary offering. The Offering is expected to close on or about November 26, 2014, subject to the satisfaction of customary closing conditions.

The Warrants will be exercisable immediately after issuance, have an exercise price equal to $1.48 per share (130% of the public offering price for a Unit) and will expire five years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. There is no established public trading market for the Warrants, and no market is expected to develop. The Company does not intend to apply to list the Warrants on any securities exchange.

Holders may exercise Warrants by paying the exercise price in cash or, in lieu of payment of the exercise price in cash, at any time 120 days after issuance, by electing to receive a cash payment from the Company equal to the Black Scholes Value (as defined below) of the number of shares the holder elects to exercise (the “Black Scholes Payment”); provided that the Company has discretion as to whether to deliver the Black Scholes Payment or, subject to meeting certain conditions, to deliver a number of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Total Shares = (A x B) / C

Where:

•	Total Shares is the number of shares of Common Stock to be issued upon a Cashless Exercise.

•	A is the total number of shares with respect to which the Warrant is then being exercised.

•	B is the Black Scholes Value (as defined below).

•	C is the closing bid price of the Common Stock as of two trading days prior to the time of such exercise.

As defined in the Warrants, “Black Scholes Value” means the Black Scholes value of an option for one share of Common Stock at the date of the applicable Black Scholes Payment or Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing bid price of the Common Stock as of trading day immediately preceding the date of issuance of the warrant, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Warrant as of the applicable Black Scholes Payment or Cashless Exercise, (iii) a strike price equal to the exercise price in effect at the time of the applicable Black Scholes Payment or Cashless Exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five (5) years (regardless of the actual remaining term of the Warrant).

Under certain circumstances, in the event that the Common Stock trades at a price that is 25% or more above the exercise price of the Warrants for a period of at least 20 consecutive trading days) at any time 120 days after issuance, the Company may, subject to certain limitations in the Warrants, require the holders of the Warrants to exercise the Warrants for cash payment of the exercise price. If the Company exercises this mandatory exercise provision and if the Common Stock continues to trade at a price 25% or more above the exercise price, Warrant holders will be required to exercise the Warrants for cash (or lose the right to exercise the Warrants in the future) and the Warrant holders will not be permitted to make a cashless exercise as described above.

If, at any time a Warrant is outstanding, the Company consummates any fundamental transaction, as described in the Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of the Company’s assets, or other transaction in which the Common Stock is converted into or exchanged for other securities or other consideration, the holder of any Warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of Common Stock then deliverable upon the exercise or exchange of such Warrants would have been entitled upon such consolidation or merger or other transaction. Notwithstanding the foregoing, in connection with a fundamental transaction, at the request of a holder, the Company will be required to purchase the Warrant from the holder by paying to the holder cash in an amount equal to the Black Scholes value of the Warrant, as described in such Warrant.

The exercisability or exchangeability of Warrants may be limited in certain circumstances if, after giving effect to such exercise or exchange, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Securities Act of 1933, as amended) more than 9.9% of the total Common Stock issued and outstanding.

The Warrants will be issued in book-entry form under a warrant agent agreement to be entered into between American Stock Transfer and Trust Company as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The Company has also agreed to issue to the Underwriters’ unit purchase options (the “Unit Purchase Options”) to purchase up to 572,082 Units at an exercise price equal to $1.425 per Unit (125% of the public offering price of the Units). The Unit Purchase Options may be exercised on a cashless basis are not redeemable by the Company. In accordance with FINRA Rule 5110(g)(1), neither the Unit Purchase Options nor any shares of Common Stock issued upon exercise of the Unit Purchase Options may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following November 20, 2014, except under certain limited circumstances.

The Offering is being made pursuant to a registration statement on Form S-1 (File No. 333-199753) that was declared effective by the Securities and Exchange Commission on November 20, 2014.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Underwriting Agreement, Warrants and Unit Purchase Options do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 1.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated November 20, 2014, by and between Amedica Corporation and Dawson James Securities, Inc., as representative of the Underwriters.

4.1	Form of Warrant to be issued in the Offering (incorporated by reference to Exhibit 4.24 to the Registrant’s Registration Statement on Form S-1 filed November 20, 2014 (File No. 333-199753)).

4.2	Form of Unit Purchase Option (incorporated by reference to Exhibit 4.25 to the Registrant’s Registration Statement on Form S-1 filed November 20, 2014 (File No. 333-199753)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: November 21, 2014	/s/ Kevin Ontiveros
Kevin Ontiveros
Chief Legal Officer, Corporate Secretary